UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

December 1, 2004	000-31267
Date of Report (Date of earliest event reported)	Commission File Number

IWT TESORO CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	91-2048019
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

191 Post Road West, Suite 10, Westport, CT 06880
(Address of Principal Executive Offices) (Zip Code)

(203) 271-2770
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing requirements of the registration under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d=2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.    ENTRY INTO MATERIAL DEFINITIVE AGREEMENTS

Effective December 1, 2004, IWT Tesoro Corporation’s wholly owned subsidiary, International Wholesale Tile, Inc., entered into an agreement to lease warehouse space in Dallas, Texas.  Over the next 18 months, IWT will use 56,000 square feet and will subsequently take over an additional 74,000 square feet, for a total of approximately 120,000 square feet.  The lease is for 64 months. The average monthly lease amount is approximately $40,000, based on the life of the lease and includes, in addition to the lease space, common area charges, taxes, insurance and management fees.

The new warehouse space is IWT’s the first warehouse space outside Florida.  IWT expects that it will support its current customers and sales force in Texas and in the Southwest.  This new location is also part of IWT’s strategic plan to increase its sales and customer service throughout the Sunbelt.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 2, 2004	IWT TESORO CORPORATION

/s/ Henry J. Boucher, Jr., President
By: Henry J. Boucher, Jr., President